                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------



                                 WRC MEDIA INC.
                            WEEKLY READER CORPORATION
                            JLC LEARNING CORPORATION

                                       and

                               the NOTE GUARANTORS

                               Signatories Hereto

                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2009

                      ------------------------------------


                                    INDENTURE

                          Dated as of November 17, 1999

                      ------------------------------------


                              Bankers Trust Company

                                     Trustee

                      ------------------------------------





--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*


TRUST INDENTURE
ACT SECTION                                                                    INDENTURE SECTION
  310(a)(1)..................................................................             7.10
     (a)(2)..................................................................             7.10
     (a)(3)..................................................................             N.A.
     (a)(4)..................................................................             N.A.
     (a)(5)..................................................................             7.10
     (b).....................................................................             7.10
     (c).....................................................................             N.A.
  311(a).....................................................................             7.11
     (b).....................................................................             7.11
     (c).....................................................................             N.A.
  312(a).....................................................................             2.05
     (b).....................................................................            13.03
     (c).....................................................................            13.03
  313(a).....................................................................             7.06
     (b)(1)..................................................................            10.03
     (b)(2)..................................................................             7.07
     (c).....................................................................          7.06;13.02
     (d).....................................................................             7.06
  314(a).....................................................................          4.03;13.02
     (b).....................................................................            10.02
     (c)(1)..................................................................            13.04
     (c)(2)..................................................................            13.04
     (c)(3)..................................................................             N.A.
     (e).....................................................................            13.05
     (f).....................................................................             N.A.
  315(a).....................................................................             7.01
     (b).....................................................................          7.05,13.02
     (c).....................................................................             7.01
     (d).....................................................................             7.01
     (e).....................................................................             6.11
  316(a) (last sentence).....................................................             2.09
     (a)(1)(A)...............................................................             6.05
     (a)(1)(B)...............................................................             6.04
     (a)(2)..................................................................             N.A.
     (b).....................................................................             6.07
     (c).....................................................................             2.12
  317(a)(1)..................................................................             6.08
     (a)(2)..................................................................             6.09
     (b).....................................................................             2.04
  318(a).....................................................................            13.01
     (b).....................................................................             N.A.
     (c).....................................................................            13.01


N.A. means not applicable.
*  This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                               Page

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.     Definitions.....................................................................................1
Section 1.02.     Other Definitions..............................................................................21
Section 1.03.     Incorporation by Reference of Trust Indenture Act..............................................21
Section 1.04.     Rules of Construction..........................................................................22


                                   ARTICLE 2.
                                    THE NOTES

Section 2.01.     Form and Dating................................................................................22
Section 2.02.     Execution and Authentication...................................................................23
Section 2.03.     Registrar and Paying Agent.....................................................................23
Section 2.04.     Paying Agent to Hold Money in Trust............................................................23
Section 2.05.     Holder Lists...................................................................................24
Section 2.06.     Transfer and Exchange..........................................................................24
Section 2.07.     Replacement Notes..............................................................................35
Section 2.08.     Outstanding Notes..............................................................................35
Section 2.09.     Treasury Notes.................................................................................36
Section 2.10.     Temporary Notes................................................................................36
Section 2.11.     Cancellation...................................................................................36
Section 2.12.     Defaulted Interest.............................................................................36


                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee.............................................................................37
Section 3.02.     Selection of Notes to Be Redeemed..............................................................37
Section 3.03.     Notice of Redemption...........................................................................37
Section 3.04.     Effect of Notice of Redemption.................................................................38
Section 3.05.     Deposit of Redemption Price....................................................................38
Section 3.06.     Notes Redeemed in Part.........................................................................38
Section 3.07.     Optional Redemption............................................................................38
Section 3.08.     Mandatory Redemption...........................................................................39
Section 3.09.     Offer to Purchase by Application of Excess Proceeds............................................39


                                   ARTICLE 4.
                                    COVENANTS

Section 4.01.     Payment of Notes...............................................................................41
Section 4.02.     Maintenance of Office or Agency................................................................41
Section 4.03.     Reports........................................................................................41
Section 4.04.     Compliance Certificate.........................................................................42
Section 4.05.     Taxes..........................................................................................42
Section 4.06.     Stay, Extension and Usury Laws.................................................................43
Section 4.07.     Restricted Payments............................................................................43
Section 4.08.     Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries......................46
Section 4.09.     Incurrence of Indebtedness and Issuance of Preferred Stock.....................................48



Section 4.10.     Asset Sales....................................................................................50
Section 4.11.     Transactions with Affiliates...................................................................52
Section 4.12.     Liens..........................................................................................53
Section 4.13.     Business Activities............................................................................54
Section 4.14.     Corporate Existence............................................................................54
Section 4.15.     Offer to Repurchase Upon Change of Control.....................................................54
Section 4.16.     No Senior Subordinated Debt....................................................................55
Section 4.17.     Payments for Consent...........................................................................55
Section 4.18.     Additional Note Guarantees.....................................................................56


                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01.     Merger, Consolidation, or Sale of Assets.......................................................56
Section 5.02.     Successor Corporation Substituted..............................................................57

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default..............................................................................57
Section 6.02.     Acceleration...................................................................................59
Section 6.03.     Other Remedies.................................................................................59
Section 6.04.     Waiver of Past Defaults........................................................................59
Section 6.05.     Control by Majority............................................................................59
Section 6.06.     Limitation on Suits............................................................................60
Section 6.07.     Rights of Holders of Notes to Receive Payment..................................................60
Section 6.08.     Collection Suit by Trustee.....................................................................60
Section 6.09.     Trustee May File Proofs of Claim...............................................................60
Section 6.10.     Priorities.....................................................................................61
Section 6.11.     Undertaking for Costs..........................................................................61


                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01.     Duties of Trustee..............................................................................62
Section 7.02.     Rights of Trustee..............................................................................63
Section 7.03.     Individual Rights of Trustee...................................................................63
Section 7.04.     Trustee's Disclaimer...........................................................................63
Section 7.05.     Notice of Defaults.............................................................................64
Section 7.06.     Reports by Trustee to Holders of the Notes.....................................................64
Section 7.07.     Compensation and Indemnity.....................................................................64
Section 7.08.     Replacement of Trustee.........................................................................65
Section 7.09.     Successor Trustee by Merger, etc...............................................................66
Section 7.10.     Eligibility; Disqualification..................................................................66
Section 7.11.     Preferential Collection of Claims Against Company..............................................66


                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.......................................66
Section 8.02.     Legal Defeasance and Discharge.................................................................66
Section 8.03.     Covenant Defeasance............................................................................67
Section 8.04.     Conditions to Legal or Covenant Defeasance.....................................................67
Section 8.05.     Deposited Money and Government Securities to be Held in Trust; Other
                     Miscellaneous Provisions....................................................................68



Section 8.06.     Repayment to Company...........................................................................69
Section 8.07.     Reinstatement..................................................................................69

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes............................................................69
Section 9.02.     With Consent of Holders of Notes...............................................................70
Section 9.03.     Compliance with Trust Indenture Act............................................................72
Section 9.04.     Revocation and Effect of Consents..............................................................72
Section 9.05.     Notation on or Exchange of Notes...............................................................72
Section 9.06.     Trustee to Sign Amendments, etc................................................................72


                                   ARTICLE 10.
                                  SUBORDINATION

Section 10.01.    Agreement to Subordinate.......................................................................73
Section 10.02.    Certain Definitions............................................................................73
Section 10.03.    Liquidation; Dissolution; Bankruptcy...........................................................73
Section 10.04.    Default on Designated Senior Debt..............................................................73
Section 10.05.    Acceleration of Securities.....................................................................74
Section 10.06.    When Distribution Must Be Paid Over............................................................74
Section 10.07.    Notice by Company..............................................................................75
Section 10.08.    Subrogation....................................................................................75
Section 10.09.    Relative Rights................................................................................75
Section 10.10.    Subordination May Not Be Impaired by Issuers...................................................75
Section 10.11.    Distribution or Notice to Representative.......................................................76
Section 10.12.    Rights of Trustee and Paying Agent.............................................................76
Section 10.14.    No Waiver of Subordination Provisions; Terms of Senior Debt....................................76
Section 10.15.    Amendments.....................................................................................77
Section 10.16.    Reliance by Holders of Senior Debt.............................................................77


                                   ARTICLE 11.
                                 NOTE GUARANTEES

Section 11.01.    Guarantee......................................................................................77
Section 11.02.    Subordination of Note Guarantee................................................................78
Section 11.03.    Limitation on Note Guarantor Liability.........................................................78
Section 11.04.    Execution and Delivery of Note Guarantee.......................................................78
Section 11.05.    Note Guarantors May Consolidate, etc., on Certain Terms........................................79
Section 11.06.    Releases Following Sale of Assets..............................................................79


                                   ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01.    Satisfaction and Discharge.....................................................................80
Section 12.02.    Application of Trust Money.....................................................................81

                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01.    Trust Indenture Act Controls...................................................................82
Section 13.02.    Notices........................................................................................82
Section 13.03.    Communication by Holders of Notes with Other Holders of Notes..................................83



Section 13.04.    Certificate and Opinion as to Conditions Precedent.............................................83
Section 13.05.    Statements Required in Certificate or Opinion..................................................83
Section 13.06.    Rules by Trustee and Agents....................................................................83
Section 13.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.......................84
Section 13.08.    Governing Law..................................................................................84
Section 13.09.    No Adverse Interpretation of Other Agreements..................................................84
Section 13.10.    Successors.....................................................................................84
Section 13.11.    Severability...................................................................................84
Section 13.12.    Counterpart Originals..........................................................................84
Section 13.13.    Table of Contents, Headings, etc...............................................................84


EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED
                  INVESTOR
Exhibit E         FORM OF NOTE GUARANTEE
Exhibit F         FORM OF SUPPLEMENTAL INDENTURE


         INDENTURE dated as of November 17, 1999 among WRC Media Inc., a Delaware corporation (the "Company"), Weekly Reader Corporation, a Delaware corporation ("Weekly Reader"), and JLC Learning Inc., a Delaware corporation ("JLC Learning," and together with the Company and Weekly Reader, the "Issuers"), the Note Guarantors signatories hereto and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

         The Issuers, the Note Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 3/4% Senior Subordinated Notes due 2009 (the "Senior Subordinated Notes") and the 12 3/4% New Senior Subordinated Notes due 2009 (the "New Senior Subordinated Notes" and, together with the Senior Subordinated Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.     DEFINITIONS.

         "144A GLOBAL NOTE" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "ACQUIRED DEBT" MEANS, WITH RESPECT TO ANY SPECIFIED PERSON:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "ADDITIONAL NOTES" means up to $100.0 million aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "AGENT" means any Registrar, Paying Agent or co-registrar.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of, or for beneficial interests in, any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "ASSET SALE" means:

(1) the sale, lease, conveyance, transfer or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Sections 4.15 and/or
         5.01 of this Indenture and not by Section 4.10; and

(2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries (other than Weekly Reader or JLC Learning) or the sale of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involve assets having a fair market value of less than $1.0 million;

(2) a transfer of assets between or among the Issuers and their Restricted Subsidiaries,

(3) an issuance of Equity Interests by a Restricted Subsidiary to an Issuer or to another Restricted Subsidiary;

(4) the sale or lease of equipment, accounts receivable or other real or personal property in the ordinary course of business;

(5)      the sale or other disposition of cash or Cash Equivalents;

(6)      a Restricted Payment or Permitted Investment that is permitted by
         Section 4.07 hereof;

(7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8) the exchange of Senior Preferred Stock for preferred stock of any Issuer issued in exchange for the Senior Preferred Stock in accordance with the terms thereof and the terms of the stockholders agreement related thereto, the exchange of Unit Common Stock for Exchange Common Stock, including any reversals thereof, in accordance with the stockholders agreement related thereto and the issuance of common stock of an Issuer pursuant to the exercise of warrants to purchase such common stock as such warrants are in effect on the date of this Indenture or are contemplated to be issued pursuant to an agreement in effect on the date of this Indenture; and

(9)      foreclosures on assets.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

         "BOARD OF DIRECTORS" means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "BROKER-DEALER" means any broker or dealer registered under the Exchange Act.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means:

(1)      in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH EQUIVALENTS" means:

(1)      United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "CHANGE OF CONTROL" means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (other than JLC Learning) taken as a whole to any "person" (as that term is used in
         Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan of liquidation or dissolution of the Company or Weekly Reader;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of either of the Company or Weekly Reader, measured by voting power rather than number of shares; or

(4) the first day on which a majority of the members of the Board of Directors of the Company or Weekly Reader are not Continuing Directors.

         "COMPANY" means the Company, and any and all successors thereto.

         "CONSOLIDATED INDEBTEDNESS" means, with respect to any specified Person for any date of determination, the sum, without duplication, of:

(1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, PLUS

(2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the specified Person or one or more of its Restricted Subsidiaries, PLUS

(3) the aggregate liquidation value of all Disqualified Stock of such Person and its Restricted Subsidiaries and all the preferred stock of the Restricted Subsidiaries of such Person (other than the Issuers), in each case, determined on a consolidated basis and in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded except that:

         (a) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause
                  (2) below) and

         (b) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders except that:

         (a) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

         (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3) unrealized gains or losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded;

(4) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(5) one-time noncash charges recorded in accordance with GAAP resulting from any merger, recapitalization or acquisition transaction shall be excluded; and

(6) the cumulative effect of a change in accounting principles shall be excluded.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)      was a member of such Board of Directors on the date of this Indenture;
         or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

         "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of November 17, 1999, by and among JLC Learning, Weekly Reader, the Company as guarantor and the various financial institutions from time to time parties thereto, DLJ Capital Funding, Inc., as syndication agent for such financial institutions, lead arranger and sole book running manager, Bank of America, N.A., as administrative agent for such financial institutions, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, supplement or other modification to such Credit Agreement and ancillary documents and all renewals, extensions, refundings, replacements and refinancings thereof, including, without limitation, any agreement or agreements
(1) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding or deleting borrowers or guarantors thereunder or (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder to the extent permitted under this Indenture.

         "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or indentures providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other long-term Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "DEBT TO EBITDA RATIO" means, with respect to any Person as of the date of determination (the "Calculation Date"), the ratio of the Consolidated Indebtedness of the Company as of such date to the EBITDA of the Company for the most recent full Reference Period ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of such Reference Period through and including such date of determination (including any financing transactions in connection with such acquisitions or dispositions) as if such acquisitions and dispositions had occurred at the beginning of such quarter. In addition, for the purposes of making the computation referred to above, the following shall be excluded:

(1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the reference period, and EBITDA for such reference period shall be calculated without giving effect to clause (4) of the proviso set forth in the definition of Consolidated Net Income, and

(2) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations of businesses disposed of prior to the Calculation Date.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company.

         "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default as defined in Section 6.01.

         "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "DESIGNATED SENIOR DEBT" means:

(1)      any Indebtedness outstanding under the Credit Agreement; and

(2) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company in writing to the Trustee as "Designated Senior Debt."

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 of this Indenture and (b) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees of the Company or its Restricted Subsidiaries or by any such plan to such employees and may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations shall not constitute Disqualified Stock; PROVIDED that any amount of Disqualified Stock shall be its mandatory maximum redemption price or liquidation preference, as applicable, plus accrued dividends.

         "DOMESTIC SUBSIDIARY" means (a) any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or (b) any Restricted Subsidiary (including any Restricted Subsidiary whose Note Guarantee was previously released in accordance with this Indenture) that guarantees or otherwise provides direct or indirect credit support for any Indebtedness of any Issuer or Note Guarantor.

         "EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease

         Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash expenses (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income; PLUS

(5) any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition or recapitalization or Indebtedness permitted to be incurred by this Indenture (whether or not successful) and fees, expenses or charges related to the transactions contemplated by the Recapitalization Agreement (including fees to the Principals); PLUS

(6) the amount of any minority interest expense of an Issuer deducted in calculating Consolidated Net Income, PLUS

(7) the amount of non-recurring charges deducted in such period in computing Consolidated Net Income; MINUS

(8) noncash items or non-recurring items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash expenses of, a Restricted Subsidiary of the Company that is not an Issuer shall be added to Consolidated Net Income to compute EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuers by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EQUITY OFFERING" means any public or private sale of any Equity Interests (other than Disqualified Stock) of an Issuer, other than public offerings with respect to Equity Interests registered on Form S-8 and any such public or private sale that constitutes an Excluded Contribution.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE COMMON STOCK" means shares of common stock of Weekly Reader into which the Unit Common Stock is exchangeable pursuant to the stockholders agreement related thereto, as in effect on the date of this Indenture.

         "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

         "EXCLUDED CONTRIBUTION" means net cash proceeds, Cash Equivalents or Qualified Proceeds, in each case, received by the Company from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company (other than a public Equity Offering), in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of Section 4.07 of this Indenture.

         "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, the value of foreign currencies or commodity prices.

         "HOLDER" means a Person in whose name a Note is registered.

         "IAI GLOBAL NOTE" means the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1)      borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)      banker's acceptances;

(4)      representing Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)      representing any Hedging Obligations,

         if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "INITIAL NOTES" means the first $150.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

         "INITIAL PURCHASERS" means Donaldson, Lufkin & Jenrette Securities Corporation and Banc of America Securities LLC.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests (other than by way of a public Equity Offering) of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 of this Indenture. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of
Section 4.07 of this Indenture; PROVIDED that any such acquisition shall not be deemed to be an Investment by the Company or such Subsidiary in such third Person to the extent that all such Investments, taken as a whole, are not material to such Person and all such Investments were not made in contemplation of such acquisition.

         "ISSUERS" means the Issuers, and any and all successors thereto.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; PROVIDED that in no event shall an operating lease be deemed to constitute a Lien.

         "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

         "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Company after such Asset Sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

         "NON-RECOURSE DEBT" means Indebtedness:

(1)      as to which neither the Company nor any of its Restricted Subsidiaries
         (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "NON-U.S. PERSON" means a Person who is not a U.S. Person.

         "NOTE GUARANTEE" means any Guarantee of the obligations of the Issuers under this Indenture and the Notes in accordance with the provisions of this Indenture.

         "NOTE GUARANTOR" means each of the Company's Domestic Subsidiaries that executes a Note Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

         "NOTES" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFERING" means the offering of the Notes by the Issuers.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed on behalf of an Issuer (or, if the context requires, a Note Guarantor) by two Officers of such Issuer (or such Note Guarantor, if applicable), one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer (or such Note Guarantor), that meets the requirements of Section 13.05 hereof.

         "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "PERMITTED BUSINESS" means the business conducted by the Company and its Subsidiaries on the date of this Indenture and reasonable extensions thereof and such other business activities that are incidental or related thereto.

         "PERMITTED INVESTMENTS" means:

(1)      any Investment in an Issuer or in a Restricted Subsidiary of an Issuer;

(2)      any Investment in Cash Equivalents;

(3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

         (a)      such Person becomes a Restricted Subsidiary of an Issuer; or

         (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary of an Issuer;

(4) any Investment made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with Sections 3.09 and 4.10 of this Indenture;

(5)      Hedging Obligations;

(6)      any Investment existing on the date of this Indenture;

(7) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Investments the payment for which consists solely of Equity Interests of the Company (exclusive of Disqualified Stock); PROVIDED, HOWEVER, that such Equity Interests shall not increase the amount available for Restricted Payments under clause (3) of Section 4.07 of this Indenture;

(9) loans and advances to officers, directors and employees for business-related travel, expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(10) Guarantees (including Note Guarantees) of Indebtedness of the Company or a Restricted Subsidiary which Indebtedness is permitted under
         Section 4.09 of this Indenture;

(11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons made in the ordinary course of business; and

(12) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) not to exceed $10.0 million.

         "PERMITTED JUNIOR SECURITIES" means:

(1)      Equity Interests in the Company, an Issuer or any Note Guarantor; or

(2) debt securities of the Company, an Issuer or the relevant Note Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under this Indenture.

         "PERMITTED LIENS" means:

(1) Liens of the Issuers and any Note Guarantor securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

(2)      Liens in favor of the Issuers or the Note Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 4.09 of this Indenture covering only the assets acquired with such Indebtedness or assets ancillary thereto;

(7)      Liens existing on the date of this Indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9) Liens securing (a) Indebtedness (including, without limitation, all Obligations) under the Credit Agreement and (b) Hedging Obligations payable to a lender under the Credit Agreement or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the agreement relating to such Hedging Obligations was entered into to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including, without limitation, all Obligations) under the Credit Agreement;

(10) Liens securing Permitted Refinancing Indebtedness permitted to be incurred under this Indenture to refinance Indebtedness secured by a Lien permitted under this Indenture or amendments or renewals of Liens that were permitted to be incurred, PROVIDED, in each case, that such Liens do not extend to an additional property or asset of the Company or any Restricted Subsidiary; and

(11) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable in all material respects to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)      such Indebtedness is incurred by (a) an Issuer or a Note Guarantor or
         (b) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "PRINCIPALS" means Ripplewood Partners, L.P., DLJ Merchant Banking Partners and any member of management of any of the Issuers as of the date of this Indenture.

         "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "QUALIFIED PROCEEDS" means assets that are used or useful in, or a majority of the Voting Stock of any Person engaged in, a Permitted Business; PROVIDED that the fair market value of any such assets or

Capital Stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or Capital Stock may exceed $5.0 million or more, the fair value shall be determined in writing by an independent investment banking firm of nationally recognized standing.

         "RECAPITALIZATION AGREEMENT" means the recapitalization agreement described under the caption "Transactions."

         "REFERENCE PERIOD" means the most recently ended four full fiscal quarters for which internal financial statements are available.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of November 17, 1999, by and among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "RELATED PARTY" means:

(1) any controlling stockholder, majority (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

         "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

         "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

         "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. In the case of the Company, Restricted Subsidiary shall include Weekly Reader and JLC Learning.

         "RULE 144" means Rule 144 promulgated under the Securities Act.

         "RULE 144A" means Rule 144A promulgated under the Securities Act.

         "RULE 903" means Rule 903 promulgated under the Securities Act.

         "RULE 904" means Rule 904 promulgated the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR DEBT" means:

(1) all Obligations of an Issuer or any Note Guarantor outstanding under Credit Facilities and all Hedging Obligations payable to a Person that was a lender under the Credit Facilities (or an affiliate of a lender under the Credit Facilities) at the time the agreement relating to such Hedging Obligations pursuant to which such Obligations are payable was entered into, including, in each case, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, reorganization or similar proceeding, whether or not such interest is an allowable claim in such proceeding;

(2) any other Indebtedness of an Issuer or any Note Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the preceding, Senior Debt shall not include:

(1) any liability for Federal, state, local or other taxes owed or owing by an Issuer or a Note Guarantor;

(2) any Obligations of an Issuer or a Note Guarantor to any of its Subsidiaries or other Affiliates;

(3) any trade payables (including Guarantees thereof or instruments evidencing such liabilities;

(4) the portion of any Indebtedness that is incurred in violation of this Indenture; or

(5)      Non-Recourse Debt;

(6) Any Indebtedness, Guarantee or Obligation of the Issuers or the Note Guarantors which is subordinate or junior to any other Indebtedness, Guarantee or Obligation of the Issuers or the Note Guarantors;

(7)      Indebtedness evidenced by the Notes and the Note Guarantees; and

(8)      Capital Stock of an Issuer or a Note Guarantor.

         "SENIOR PREFERRED STOCK" means $75.0 million in initial liquidation preference of senior accreting preferred stock of the Company issued on the date of this Indenture and including any preferred stock of any Issuer issued in exchange therefor in accordance with the terms thereof and the terms of the stockholders agreement related thereto, in each case, as in effect on the date of this Indenture.

         "SEPARATION DATE" means the earliest of (i) the date that is 180 days from the Issue Date, (ii) the date on which the Exchange Offer Registration Statement is declared effective under the Securities Act, (iii) the occurrence of an initial public offering or the sale of all or substantially all of the assets of an Issuer, (iv) such date as the Initial Purchasers in their sole discretion shall determine, and (v) if a Change of Control occurs, the date the Issuers mail the notice required by Section 4.15 hereof to each Holder.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "SUBORDINATED NOTE OBLIGATIONS" means all Obligations with respect to the Notes, including, without limitation, principal, premium, if any, interest and liquidated damages, if any, payable pursuant to the terms of the Notes (including, without limitation, upon the acceleration or redemption thereof), together with and including, without limitation, any amounts received or receivable upon the exercise of rights of rescission or other rights of action, including, without limitation, claims for damages, or otherwise.

         "SUBSIDIARY" means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "TAX SHARING AGREEMENT" means the Tax Sharing Agreement among the Issuers and their Subsidiaries as in effect on the date of this Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "TOTAL TANGIBLE ASSETS" means the total consolidated assets, excluding goodwill and other intangible assets, of the Company and its Restricted Subsidiaries determined in accordance with GAAP, as set forth on the Company's most recent consolidated balance sheet.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UNIT COMMON STOCK" means the 205,656 shares of common stock of the Company initially offered with the Notes as a unit.

         "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company (other than Weekly Reader and JLC Learning) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)      has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate of the Company certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 of this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 of this Indenture, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.09 of this Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "U.S. PERSON" means a U.S. person as defined in Rule 902(k) under the Securities Act.

         "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)      the then outstanding principal amount of such Indebtedness.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and shares of its Capital Stock pursuant to the exercise of warrants outstanding on the date of this Indenture) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.     OTHER DEFINITIONS.


                                                                                        DEFINED IN
TERM                                                                                     SECTION
----                                                                                    ----------
         "AFFILIATE TRANSACTION"....................................................      4.11
         "ASSET SALE"...............................................................      4.10
         "ASSET SALE OFFER".........................................................      3.09
         "AUTHENTICATION ORDER".....................................................      2.02
         "BANKRUPTCY LAW"...........................................................      4.01
         "CHANGE OF CONTROL OFFER"..................................................      4.15
         "CHANGE OF CONTROL PAYMENT"................................................      4.15
         "CHANGE OF CONTROL PAYMENT DATE"...........................................      4.15
         "COVENANT DEFEASANCE"......................................................      8.03
         "EVENT OF DEFAULT".........................................................      6.01
         "EXCESS PROCEEDS"..........................................................      4.10


         "INCUR"....................................................................      4.09
         "LEGAL DEFEASANCE".........................................................      8.02
         "OFFER AMOUNT".............................................................      3.09
         "OFFER PERIOD".............................................................      3.09
         "PAYING AGENT".............................................................      2.03
         "PERMITTED DEBT"...........................................................      4.09
         "PURCHASE DATE"............................................................      3.09
         "REGISTRAR"................................................................      2.03
         "RESTRICTED PAYMENTS"......................................................      4.07


SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes;

         "INDENTURE SECURITY HOLDER" means a Holder of a Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

         "OBLIGOR" on the Notes and the Note Guarantees means the Issuers and the Note Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (a)      a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)      "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e) provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2.
                                    THE NOTES

SECTION 2.01.     FORM AND DATING.

         (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

         One Officer shall sign the Notes for each Issuer by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuers signed by one Officer of each Issuer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

         The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for the money. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.     HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

SECTION 2.06.     TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or (ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (2) thereof, if applicable.

                  (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c)      Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                  (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

                           (D) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above and other than Rule 903 or 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

                           (E) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

                           (F) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the

                           Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d)      TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL
                  INTERESTS.

                  (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (C) above and other than Rule 903 or 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

                           (E) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

                           (F) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in all other cases, the IAI Global Note.

                  (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

                  (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      PRIVATE PLACEMENT LEGEND.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION; PROVIDED, HOWEVER, THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OF 1933 THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OF 1933 OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 PROVIDED FOR BY RULE 144 THEREUNDER (IF AVAILABLE), SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(iv),
                  (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

                  (iii) UNIT LEGEND. Each Note issued prior to the Separation Date shall bear the following legend (the "UNIT LEGEND") on the face thereof:

"THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT OF THE NOTES AND 1.353 SHARES, PAR VALUE $0.01 PER SHARE, OF THE COMPANY'S COMMON STOCK (THE "UNIT COMMON STOCK"). PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) THE DATE THAT IS 180 DAYS FROM THE ISSUE DATE, (ii) THE DATE ON WHICH THE EXCHANGE OFFER REGISTRATION STATEMENT IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (iii) THE OCCURRENCE OF AN INITIAL PUBLIC OFFERING OR THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF AN ISSUER, (iv) SUCH DATE AS THE INITIAL PURCHASERS IN THEIR SOLE DISCRETION SHALL DETERMINE, AND (v) IF A CHANGE OF CONTROL OCCURS, THE DATE THE ISSUERS MAIL THE NOTICE REQUIRED BY SECTION 4.15 OF THE INDENTURE TO EACH HOLDER. THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE UNIT COMMON STOCK."

                  (iv) ORIGINAL ISSUE DISCOUNT LEGEND. Each Note shall bear a legend in substantially the following form:

"FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE ALLOCATED TO THE NOTE IS $961.85, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $38.15, THE ISSUE DATE IS NOVEMBER 17, 1999 AND THE YIELD TO MATURITY IS 13.46% PER ANNUM."

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i)      GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' written order or at the Registrar's written request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.     REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge the Holder for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Restricted Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.     TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. For purposes of this Section 2.09, the terms "controlling," "controlled" and "control" shall have the meaning set forth in the definition of "Affiliate" in
Article 1, without giving effect to the proviso thereto.

SECTION 2.10.     TEMPORARY NOTES.

         Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.     CANCELLATION.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled notes in accordance with its customary practices. Certification of the destruction of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST.

         If the Issuers default in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.     NOTICES TO TRUSTEE.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 45 days before a redemption date, an Officers' Certificate from each Issuer setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.     SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a)      the redemption date;

         (b)      the redemption price, plus accrued interest, if any;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d)      the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; PROVIDED, HOWEVER, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate from each Issuer requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

         Prior to 11 a.m. on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06.     NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION.

         (a) Except as set forth in clause (b) of this Section 3.07, the Issuers shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to November 15, 2004. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:


YEAR                                                                                 PERCENTAGE
2004................................................................................ 106.375%
2005................................................................................ 104.250%
2006................................................................................ 102.125%
2007 and thereafter................................................................. 100.000%


         (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to November 15, 2002, the Issuers may redeem Notes with the net proceeds of one or more Equity Offerings at a redemption price equal to 112.750% of the aggregate principal amount thereof plus accrued and unpaid Liquidated Damages thereon, if any; PROVIDED that at least 65% in aggregate principal amount of the Notes (calculated giving effect to the issuance of Additional Notes) issued under this Indenture remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Equity Offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.     MANDATORY REDEMPTION.

         The Company shall not be required to make mandatory redemption payments with respect to the Notes, except as set forth in Section 4.10 and 4.15.

SECTION 3.09.     OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), they shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a)      that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b)      the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate from each Issuer stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                   COVENANTS

SECTION 4.01.     PAYMENT OF NOTES.

         The Issuers or Note Guarantors shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Restricted Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Issuers or Note Guarantors shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

         The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New

York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03.     REPORTS.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Issuers shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Issuers shall at all times comply with TIA Section 314(a).

         (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

         (c) For so long as any Notes remain outstanding, the Issuers and the Note Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.     COMPLIANCE CERTIFICATE.

         (a) Each of the Issuers and each Note Guarantor (to the extent that such Note Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

         (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate from each Issuer specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

SECTION 4.05.     TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.     STAY, EXTENSION AND USURY LAWS.

         The Issuers and each of the Note Guarantors covenant(s) (to the extent that they or it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Note Guarantors (to the extent that they or it may lawfully do so) hereby expressly waive(s) all benefit or advantage of any such law, and covenant(s) that they or it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.     RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock but including payments of dividends on the Senior Preferred Stock paid in additional shares of Senior Preferred Stock) and dividends or distributions payable through accretion to the liquidation preference of such Senior Preferred Stock or in options, warrants or other rights to purchase such Equity Interests of the Company, (b) to the Company or a Restricted Subsidiary of the Company or (c) pursuant to the exercise of warrants to purchase common stock of an Issuer);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuers) any Equity Interests of the Issuers or any direct or indirect parent of the Issuers;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity or any scheduled repayment thereof other than (a) Indebtedness permitted under clause (6) of
         Section 4.09 or (b) the purchase, repurchase or other acquisition of subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "RESTRICTED PAYMENTS"),

         unless, at the time of and after giving effect to such Restricted
Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test set forth in the first paragraph of
         Section 4.09; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted

         Payments permitted by clauses (2) through (10) and clauses (12) and
         (13) of the next succeeding paragraph), is less than the sum, without duplication, of:

         (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

         (b) 100% of the aggregate net cash proceeds and the fair market value of Cash Equivalents and Qualified Proceeds received by the Issuers since the date of this Indenture as a contribution to their common equity capital or from the issue or sale of Equity Interests of the Issuers (other than Disqualified Stock and Excluded Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuers that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities and Excluded Contributions) sold to a Subsidiary of the Company or the Company), PLUS

         (c) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash, Cash Equivalents or Qualified Proceeds or is otherwise liquidated or repaid for cash, Cash Equivalents or Qualified Proceeds, the lesser of (i) the return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, PLUS

         (d) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, return of capital, repayments of investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or the sale of any interest in any Unrestricted Subsidiary, in each case in the form of cash, Cash Equivalents or Qualified Proceeds, or
                  (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the fair market value of such Investment in such Unrestricted Subsidiary at the time of such reduction in Investment, after deducting any Indebtedness associated with the Unrestricted Subsidiary; PROVIDED that the amount of such net reduction in Investment in such Unrestricted Subsidiary shall be excluded from Consolidated Net Income for purposes of calculating clause 3(a) above.

         So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2) (a) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuers or any Restricted Subsidiary or of any Equity Interests of the Issuers ("RETIRED CAPITAL STOCK") in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company or to the Company) of, Equity Interests of any of the Issuers (other than Disqualified Stock) ("REFUNDING CAPITAL STOCK"); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph and (b) the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock in a manner not in violation of this Indenture immediately prior to such retirement;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

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(4)      the payment of any dividend by a Restricted Subsidiary of the Company
         (other than Weekly Reader or JLC Learning) to the holders of its common Equity Interests on a pro rata basis; and

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent of the Company held by any future, present or former member of the Company's (or any of its Restricted Subsidiaries') management or any director, employee or consultant of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed in any calendar year $1.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $2.0 million in any calendar year); PROVIDED FURTHER that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Company to members of management of the Company and its Subsidiaries that occurs after the date of this Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of the preceding paragraph (3)(b)) plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the date of this Indenture less (C) the amount of any Restricted Payments previously made pursuant to this proviso;

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(7) the retirement of any shares of Disqualified Stock of the Company by conversion into, or by exchange for, shares of Disqualified Stock of the Company, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Stock of the Company; PROVIDED that (i) the amount of such Disqualified Stock does not exceed the amount of the Disqualified Stock so converted or exchanged or concurrently retired (plus the amount of all fees, commissions, discounts, costs and expenses incurred in connection therewith) and (ii) either (a) such Disqualified Stock by its terms, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, later than the final maturity date or date that the Disqualified Stock being converted or exchanged is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or
         (b) all scheduled payments on or in respect of such Disqualified Stock (other than dividends) shall be at least 91 days following the final scheduled maturity of the Notes;

(8)      Investments that are made with Excluded Contributions;

(9) other Restricted Payments in an aggregate amount not to exceed $10.0 million;

(10) cash dividends and other payments required to be made under the Recapitalization Agreement;

(11) the payment of dividends on the common stock of an Issuer following the first public offering of such Issuer's common stock after the date of this Indenture, of up to an aggregate of 6% per annum of the net cash proceeds received by such Issuer in all such public offerings of common stock, other than public offerings with respect to common stock of an Issuer registered on Form S-8; PROVIDED that the amount of any such net cash proceeds that are utilized for any such payments shall be excluded from clause 3(b) of the preceding paragraph;

(12) advances to employees (including guarantees of loans made to employees) not in excess of $7.5 million outstanding at any one time in the aggregate; and

(13) the payment to any direct or indirect parent of the Company of amounts required for such parent to pay franchise taxes and other fees and operating costs reasonably required to maintain its corporate existence, together with any amounts permitted to be paid pursuant to clause (8) of Section 4.11.

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         In addition, this covenant shall not prohibit the exchange of Senior
Preferred Stock into preferred stock of Weekly Reader and/or JLC Learning (including any reversals thereof, as applicable) and shall not prohibit the exchange of Senior Preferred Stock into preferred stock of the applicable Issuer that is identical to such Senior Preferred Stock, except that such preferred stock is not subject to restrictions on transfer under the federal securities laws, pursuant, in each case, to the terms of the certificate of designations or the stockholders agreement relating thereto, as in effect on the date of this Indenture or the exchange of Unit Common Stock for Exchange Common Stock (including any reversals thereof, as applicable) pursuant to the stockholders agreement related thereto, as in effect on the date of this Indenture.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors. The Board of Directors' determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the date of this Indenture, including, without limitation, pursuant to Existing Indebtedness or the Credit Agreement as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are, in the good faith judgment of the Board of Directors of the Company, no more restrictive in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Indenture;

(2) contractual encumbrances or restrictions in any preferred stock of any Issuer issued in exchange for the Senior Preferred Stock; PROVIDED that such contractual encumbrances or restrictions are, in the good faith judgment of the Board of Directors of the Company, no more restrictive in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Preferred Stock, as in effect on the date of this Indenture;

(3)      this Indenture, the Notes and the Note Guarantees;

(4)      applicable law or any applicable rule, regulation or order;

(5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

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

(6) customary non-assignment provisions in leases entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition; PROVIDED that with respect to a sale of less than all of the assets of such Restricted Subsidiary such agreement only encumbers the assets subject to such sale;

(9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) or any Permitted Refinancing Indebtedness, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or Permitted Refinancing Indebtedness are, in the good faith judgment of the Board of Directors of the Company, no more restrictive in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.09.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and the Issuers and the Note Guarantors shall not issue any Disqualified Stock and the Company shall not permit any Restricted Subsidiary that is not an Issuer or a Note Guarantor to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Issuers and the Note Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Company's Debt to EBITDA Ratio for its four full fiscal quarters ending immediately prior to the date such additional Indebtedness is Incurred would have been no greater than
(x) 6.5 to 1.0 with respect to any such four-quarter period ending on or prior to November 15, 2001 and (y) 6.0 to 1.0 with respect to any such four-quarter period ending thereafter.

         The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

(1) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $170.0 million outstanding at any one time, LESS the aggregate amount of all Net Proceeds of Asset Sales that have been applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay any Indebtedness under a Credit Facility pursuant to Section 4.10;

(2)      Existing Indebtedness of the Company and its Restricted Subsidiaries;

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

(3) the incurrence by the Issuers and the Note Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of directly or indirectly financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or Capital Stock of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 6% of Total Tangible Assets at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (2),
         (3), (4), (5) or (10) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

         (a) if the Issuers or any Note Guarantor is the obligor on such Indebtedness and the obligee with respect to such Indebtedness is not an Issuer or a Note Guarantor, such Indebtedness must be expressly subordinated to all Obligations with respect to the Notes, in the case of the Issuers, or the Note Guarantee, in the case of a Note Guarantor; and

         (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, (b) the value of foreign currencies purchased or received by the Company and its Restricted Subsidiaries in the ordinary course of business or (c) commodity prices with respect to commodities used in the ordinary course of business;

(8) the Guarantees by the Issuers or any of the Note Guarantors of Indebtedness or any other obligations of the Company or a Restricted Subsidiary of the Company that is permitted to be incurred by another provision of this covenant;

(9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Consolidated Indebtedness of the Company as accrued;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $10.0 million;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business,

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

         including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds consisting of Cash Equivalents or Qualified Proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(13) the issuance of preferred stock by any of the Company's Restricted Subsidiaries issued to the Company or another Restricted Subsidiary; PROVIDED that any subsequent issuance or transfer of any Equity Interests or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of preferred stock; and

(14) the incurrence by the Company or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the Company or such Restricted Subsidiary in the ordinary course of business.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

SECTION 4.10.     ASSET SALES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of (A) Cash Equivalents or (B) Qualified Proceeds; PROVIDED that the aggregate fair market value of Qualified Proceeds (other than Cash Equivalents), which may be received in consideration for Asset Sales pursuant to this clause (3)(B) shall not exceed $20.0 million since the date of this Indenture. For purposes of this provision, each of the following shall be deemed to be cash:

         (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary

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                  novation agreement that releases the Company or such
                  Restricted Subsidiary from further liability; and

         (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3)      to make a capital expenditure; or

(4) to acquire other long-term assets that are used or useful in a Permitted Business.

         Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes (including Additional Notes) and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other PARI PASSU Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

SECTION 4.11.     TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), involving aggregate payments or consideration in excess of $1.0 million unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

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(2)      the Company obtains:

         (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by the Board of Directors in good faith; and

         (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1) any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2)      transactions between or among the Company and/or its Restricted
         Subsidiaries;

(3) payment of reasonable fees and the provision of reasonable indemnities to directors, officers or employees of the Company or any of its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Company;

(4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(5) the payment of customary management, consulting and advisory fees and related expenses made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures and, including without limitation, any such fees and expenses paid to DLJ Merchant Banking Partners II, L.P. and its Affiliates; PROVIDED, HOWEVER, that the agreement or arrangement governing any such fees is approved by the Board of Directors of the Company or such Restricted Subsidiary;

(6)      Restricted Payments that are permitted by Section 4.07;

(7) any agreement as in effect as of the date of this Indenture (including, without limitation, each of the agreements entered into in connection with the Transactions) or any amendment hereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) and any transactions contemplated thereby;

(8) payments pursuant to the Tax Sharing Agreement as in effect on the date of this Indenture and as amended thereafter so long as any such amendment is not disadvantageous to the Holders of Notes in any material respect;

(9) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of this Indenture and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date of this Indenture shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect; and

(10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the

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         Board of Directors of the Company or its Restricted Subsidiaries, in
         the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 4.12.     LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien.

SECTION 4.13.     BUSINESS ACTIVITIES.

         The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14.     CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect
(i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.     OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         If a Change of Control occurs, unless the Issuers have given notice of redemption of the Notes pursuant to Section 3.07 each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer (the "CHANGE OF CONTROL OFFER") on the terms set forth in this Indenture. In the Change of Control Offer, the Issuers shall offer a payment in cash (the "CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within thirty days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (the "CHANGE OF CONTROL PAYMENT DATE"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

         On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

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

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate from each Issuer stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

         The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new note shall be in a principal amount of $1,000 or an integral multiple thereof.

         Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Issuers shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

         The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and all other provisions of this Indenture applicable to a Change of Control offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.     NO SENIOR SUBORDINATED DEBT.

         Notwithstanding the provisions of Section 4.09 hereof, (i) the Issuers shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Issuers and senior in any respect in right of payment to the Notes, and (ii) no Note Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of such Note Guarantor and senior in any respect in right of payment to such Note Guarantor's Note Guarantees.

SECTION 4.17.     PAYMENTS FOR CONSENT.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18.     ADDITIONAL NOTE GUARANTEES.

         If the Company or any of its Restricted Subsidiaries shall acquire or create another Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary shall become a Note Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within ten Business Days of the date on which it was acquired or created; PROVIDED that all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture shall not become Note Guarantors for so long as they continue to constitute Unrestricted Subsidiaries. The form of such Note Guarantee is attached as Exhibit E hereto.

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                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01.     MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         An Issuer shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of any such Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) an Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than an Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Issuer or Person, as the case may be, being herein referred to as the "SUCCESSOR COMPANY");

(2) the Successor Company (if other than any of the Issuers) expressly assumes all the obligations of such Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than any of the Issuers), or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made, and its Restricted Subsidiaries shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, have a Debt to EBITDA Ratio equal to or greater than the Debt to EBITDA Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

         In addition, an Issuer may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuers and any Note Guarantor.

         Notwithstanding the foregoing, any Issuer may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Issuer in another jurisdiction to realize tax or other benefits and may, through merger or otherwise, become a limited liability company; PROVIDED, HOWEVER, that at all times at least one Issuer shall be a corporation duly formed under the laws of the United States or any state thereof or the District of Columbia.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of an Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to an "Issuer" shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of an Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; PROVIDED, HOWEVER, that a predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of such Issuer's assets that meets the requirements of Section 5.01 hereof.

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

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (a) the Issuers default in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days;

         (b) the Issuers default in the payment when due of principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

         (c) the Company or any of its Subsidiaries fails to comply with any of the provisions of Section 4.07, 4.09, 4.10 or 5.01 hereof for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class;

         (d) the Company or any of its Subsidiaries fails to observe or perform any other agreement in this Indenture, the Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class;

         (e) a default occurs under any mortgage, indenture or instrument under which there is issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries (other than Indebtedness owed to the Company or one of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default either (a) is caused by a failure to pay such Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.5 million or more;

         (f) a final non-appealable judgment or final non-appealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing) and such judgment or judgments remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days after having been rendered, PROVIDED that the aggregate of all such judgments exceeds $5.5 million;

         (g) the Issuers or any Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i)      commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian (as defined under Bankruptcy Law) of it or for all or substantially all of its property, or

                  (iv) makes a general assignment for the benefit of its creditors,

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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

                  (i) is for relief against the Issuers or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii)     appoints a custodian (as defined under Bankruptcy
         Law) of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;
or

         (i) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, shall deny or disaffirm its obligations under such Note Guarantor's Note Guarantee.

SECTION 6.02.     ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of: (1) an acceleration of any such Indebtedness under the Credit Agreement; or (2) five Business Days after receipt by the Issuers and the administrative agent under the Credit Agreement of written notice of that acceleration. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section
6.01 hereof occurs with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.     OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

         Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.     LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.     RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  FIRST:   to the Trustee, its agents and attorneys for amounts
         due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: to holders of Senior Debt of any Issuer to the extent required by Article 10;

                  THIRD:   to Holders of Notes for amounts due and unpaid on the
         Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  FOURTH: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the continuance of an Event of Default:

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

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys, agents, custodians or nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

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         (f)      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.     NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damage, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange (if any) on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

         The Issuers and the Note Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Note Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuers and the Note Guarantors shall indemnify the Trustee and its officers, directors, employees and agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Note Guarantors (including this Section 7.07)

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and defending itself against any claim (whether asserted by the Issuers or any
Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers and the Note Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their respective obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers and the Note Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers and the Note Guarantors under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

         To secure the Issuers' and the Note Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.     REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), after written request by any Holder who has been a bona fide Holder for at least six months, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Issuers may, at the option of their Boards of Directors evidenced by resolutions set forth in an Officers' Certificate from each Issuer, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

SECTION 8.02.     LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article

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8, the Issuers may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.     COVENANT DEFEASANCE.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof and clause (4) of
Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of any of the Issuers only) and 6.01(h) (with respect to Significant Subsidiaries of any of the Issuers only) hereof shall not constitute Events of Default.

SECTION 8.04.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

         (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

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         (e)      such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which any of the Issuers or Note Guarantors is a party or by which the Company or any of its Subsidiaries is bound;

         (f) 91 days shall have passed between the date of deposit and no intervening bankruptcy of the Issuers shall have occurred under applicable bankruptcy law;

         (g) the Issuers shall have delivered to the Trustee an Officers' Certificate from each Issuer stating that the deposit was not made by such Issuer with the intent of preferring the Holders over any other creditors of any Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of any Issuer; and

         (h) each of the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Restricted Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Money and Government Securities so held in trust are not subject to Article 10 hereof.

         The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.     REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

SECTION 8.07.     REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or

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Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Issuers, the Note Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

         (a)      to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of any Issuer's or any Note Guarantor's obligations to the Holders of the Notes by a successor to such Issuer or such Note Guarantor pursuant to Article 5 or Article 11 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

         (g) to allow any Note Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

         (h) to evidence and provide for the acceptance and appointment of a successor Trustee pursuant to this Indenture;

         (i) to add to the covenants of the Issuers and the Note Guarantors for the benefit of the Holders or to surrender any right or power conferred upon the Issuers;

         (j)      to secure the Notes; or

         (k) to make any change in Article 10 hereof that would limit or terminate the benefits available to any holder of Senior Debt of the Issuers (or any representative thereof) under such Article.

         In addition, any amendment to, or waiver of Article 10 of this Indenture that adversely affects the rights of the Holders of the Notes shall require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

         Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Note Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein

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contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.     WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

         (c) reduce the rate of or change the time for payment of interest on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any on the Notes;

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         (g)      make any change in Section 6.04 or 6.07 hereof;

         (h) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 or 4.15 hereof;

         (i) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

         (j) make any change in the foregoing amendment and waiver provisions; or

         (k) release any Note Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture.

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until their respective Boards of Directors approve it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                                  SUBORDINATION

SECTION 10.01.    AGREEMENT TO SUBORDINATE.

         The Issuers agree, and each Holder by accepting a Note agrees, that the payment of the Subordinated Note Obligations are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or cash equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. However, payment from the money or proceeds of U.S.

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government obligations held in any defeasance trust pursuant to Article 8 of this Indenture shall not be subordinated to any Senior debt or subject to the restrictions described therein.

SECTION 10.02.    CERTAIN DEFINITIONS.

         For the purposes of this Article 10, "CASH EQUIVALENTS" means Cash Equivalents of the type described in clause (2) of the definition thereof maturing not more than 90 days after the acquisition thereof.

         A "DISTRIBUTION" or "PAYMENT" may consist of a distribution, payment or other transfer of assets by or on behalf of any Issuer (including, without limitation, a redemption, repurchase or other acquisition of the Notes) from any source, of any kind or character, whether in cash, securities or other property, by set-off or otherwise.

SECTION 10.03.    LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of any Issuer in a liquidation or dissolution of any Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property, in an assignment for the benefit of creditors or any marshaling of such Issuer's assets and liabilities:

                  (i) holders of Senior Debt shall be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior
         Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Subordinated Note Obligations (except that Holders may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

                  (ii) until all Obligations with respect to Senior Debt are paid in full in cash or cash equivalents, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust described in Section 8.04 hereof), as their interests may appear.

SECTION 10.04.    DEFAULT ON DESIGNATED SENIOR DEBT.

         (a) No Issuer may make any payment or distribution to the Trustee or any Holder in respect of the Subordinated Note Obligations (other than with (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust described in Section 8.04 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash or cash equivalents if:

                  (i) a default in the payment of any principal (including reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letters of credit or administrative fees relating to Designated Senior Debt occurs and is continuing beyond any applicable period of grace in the agreement, indenture or other document governing such Designated Senior Debt; or

                  (ii) a default, other than a payment default, with respect to Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt as to which that default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from any Issuer or the holders of any Designated Senior Debt (or their Representative).

         (b) The Issuers may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

                  (i) the date upon which the default is cured or waived, or

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                  (ii)     in the case of a default referred to in clause (ii)
         of Section 10.04(a) hereof, 179 days after the date on which the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article 10 otherwise permits any such payment, or distribution at the time of such payment or distribution.

         If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

SECTION 10.05.    ACCELERATION OF SECURITIES.

         If payment of the Securities is accelerated because of an Event of Default, the Issuers and the Trustee shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.06.    WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 or 10.04 hereof, the Trustee or Holder, as the case may be, shall promptly pay over and deliver such payment to the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Until the Trustee or the Holder, as the case may be, shall have so paid over and delivered such payment, the Trustee or the Holder, as the case may be, shall be deemed to have held such payment in trust for the benefit of the holders of the Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.07.    NOTICE BY COMPANY.

         The Issuers shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.08.    SUBROGATION.

         After all Senior Debt is paid in full in cash or cash equivalents and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this
Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

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SECTION 10.09.    RELATIVE RIGHTS.

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

                  (i) impair, as between the Issuers and Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                  (ii) affect the relative rights of Holders of Notes and creditors of the Issuers other than their rights in relation to holders of Senior Debt; or

                  (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If the Issuers fail because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.10.    SUBORDINATION MAY NOT BE IMPAIRED BY ISSUERS.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.

SECTION 10.11.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Issuers referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12.    RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Issuers or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

ECTION 10.13.     AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file

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such claim, the Representatives of Senior Designated Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.14.    NO WAIVER OF SUBORDINATION PROVISIONS; TERMS OF SENIOR DEBT.

         (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder.

         (b) Without in any way limiting the generality of paragraph (a) of this Section 10.14, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or any Holder, without incurring responsibility to any Holder and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment, or renew or alter, any Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against any Issuer or any other Person.

SECTION 10.15.    AMENDMENTS.

         The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

SECTION 10.16.    RELIANCE BY HOLDERS OF SENIOR DEBT.

         Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Issuers, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE 11.
                                 NOTE GUARANTEES

SECTION 11.01.    GUARANTEE.

         Subject to this Article 11, each of the Note Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Note Guarantors shall be jointly and severally obligated to pay the same immediately. Each Note Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Note Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any

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other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Note Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Note Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Note Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Note Guarantor further agrees that, as between the Note Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantors for the purpose of this Note Guarantee. The Note Guarantors shall have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

SECTION 11.02.    SUBORDINATION OF NOTE GUARANTEE.

         The Obligations of each Note Guarantor under its Note Guarantee pursuant to this Article 11 shall be junior and subordinated to the senior guarantee of such Note Guarantor, including that Note Guarantor's Guarantee of the Credit Agreement, on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuers. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Note Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including
Article 10.

SECTION 11.03.    LIMITATION ON NOTE GUARANTOR LIABILITY.

         Each Note Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Note Guarantors hereby irrevocably agree that the obligations of such Note Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Note Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under this Article 11, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04.    EXECUTION AND DELIVERY OF NOTE GUARANTEE.

         To evidence its Note Guarantee set forth in Section 11.01, each Note Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Note Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Note Guarantor by its President or one of its Vice Presidents.

         Each Note Guarantor hereby agrees that its Note Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

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         If an Officer whose signature is on this Indenture or on the Note
Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Note Guarantors.

         In the event that the Issuers create or acquire any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.18 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.18 hereof and this Article 11, to the extent applicable.

SECTION 11.05.    NOTE GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         Except as otherwise provided in Section 11.06, no Note Guarantor may consolidate with or merge with or into (whether or not such Note Guarantor is the surviving Person) another Person whether or not affiliated with such Note Guarantor unless:

         (a) subject to Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Note Guarantor or an Issuer) (i) is a Domestic Subsidiary of the Company and unconditionally assumes all the obligations of such Note Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Note Guarantee on the terms set forth herein or therein or (ii) is a Wholly Owned Restricted Subsidiary that is not a Domestic Subsidiary; and

         (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Note Guarantor, such successor Person shall succeed to and be substituted for the Note Guarantor with the same effect as if it had been named herein as a Note Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Note Guarantor with or into the Issuers or another Note Guarantor, or shall prevent any sale or conveyance of the property of a Note Guarantor as an entirety or substantially as an entirety to the Issuers or another Note Guarantor.

SECTION 11.06.    RELEASES FOLLOWING SALE OF ASSETS.

         The Note Guarantee of a Note Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Note Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the Note Guarantor applies the Net Proceeds of that sale or other disposition in accordance with Section 4.10 of this Indenture;

(2) in connection with any sale of all of the Capital Stock of a Note Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if no Default or Event of Default has occurred and is continuing;

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(3)      if the Company properly designates any Restricted Subsidiary that is a
         Note Guarantor as an Unrestricted Subsidiary; or

(4) with respect to any Note Guarantor, upon the release or discharge of all Note Guarantees, including all pledges of property or assets securing and all direct and indirect credit support of, all other Indebtedness of the Issuers and any such Note Guarantor; PROVIDED that no Default or Event of Default shall have occurred and be continuing.

         Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Note Guarantor from its obligations under its Note Guarantee.

         Any Note Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Note Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12.
                           SATISFACTION AND DISCHARGE

SECTION 12.01.    SATISFACTION AND DISCHARGE.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)      either:

         (a) all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Note Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Note Guarantor is a party or by which the Issuers or any Note Guarantor is bound;

(3) the Issuers and the Note Guarantors have paid or caused to be paid all sums payable by them under this Indenture; and

(4) the Issuers have delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers' Certificate from each Issuer and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

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         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 12.02 and Section 8.06 shall survive.

SECTION 12.02.    APPLICATION OF TRUST MONEY.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Restricted Subsidiary acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, any Issuer's and any Note Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01; PROVIDED that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 13.
                                  MISCELLANEOUS

SECTION 13.01.    TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02.    NOTICES.

         Any notice or communication by the Issuers, any Note Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuers and/or any Note Guarantor:

         WRC Media Inc.
         Weekly Reader Corporation
         JLC Learning Corporation
         1 Rockefeller Plaza, 32nd Floor
         New York, New York 10020
         Telecopier No.:  (212) 218-2778
         Attention:  Chief Executive Officer
         If to the Trustee:
         Bankers Trust Company
         Four Albany Street, 4th Floor
         New York, New York 10006
         Telecopier No.:  (212) 250-6392/6961
         Attention:  Corporate Trust and Agency Services

         The Issuers, any Note Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03.    COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

         (a) an Officers' Certificate from each Issuer in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.    RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No past, present or future director, officer, employee, incorporator or stockholder of any Issuer or any Note Guarantor, as such, shall have any liability for any obligations of such Issuers or such Note Guarantor under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08.    GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.    SUCCESSORS.

         All agreements of the Issuers or the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Note Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.06.

SECTION 13.11.    SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.    COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.    TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of November 17, 1999

                                   WRC MEDIA INC.

                                   By: /s/ Charles Laurey
                                       -----------------------------------------
                                        Name: Charles Laurey
                                        Title: Secretary

                                   WEEKLY READER CORPORATION

                                   By: /s/ Charles Laurey
                                       -----------------------------------------
                                        Name: Charles Laurey
                                        Title: Secretary

                                   JLC LEARNING CORPORATION

                                   By: /s/ Charles Laurey
                                       -----------------------------------------
                                        Name: Charles Laurey
                                        Title: Secretary

                                   BANKERS TRUST COMPANY, as Trustee

                                   By: /s/ Susan Johnson
                                       -----------------------------------------
                                        Name: Susan Johnson
                                        Title: Assistant Vice President

                                   PRIMEDIA REFERENCE INC.
                                   FUNK & WAGNALLS YEARBOOK
                                      CORPORATION
                                   LIFETIME LEARNING SYSTEMS, INC.
                                   GARETH STEVENS, INC.
                                   AMERICAN GUIDANCE SERVICE, INC.
                                   AGS INTERNATIONAL SALES, INC.

                                   By: /s/ Charles Laurey
                                       -----------------------------------------
                                        Name: Charles Laurey
                                        Title: Secretary

                                                                       EXHIBIT A

                                 [Face of Note]

--------------------------------------------------------------------------------
FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE ALLOCATED TO THE NOTE IS $961.85, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $38.15, THE ISSUE DATE IS NOVEMBER 17, 1999 AND THE YIELD TO MATURITY IS 13.46% PER ANNUM.

                                                         CUSIP/CINS ____________

                   12 3/4% Senior Subordinated Notes due 2009

No. 1                                                               $152,000,000

                                 WRC MEDIA INC.
                            WEEKLY READER CORPORATION
                            JLC LEARNING CORPORATION

promises to pay to Cede & Co. or registered assigns,

the principal sum of One Hundred Fifty Two Million Dollars on November 15, 2009.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Dated:  November 17, 1999

                                   WRC MEDIA INC.

                                   By:
                                       -----------------------------------------
                                            Name:
                                            Title:

                                   WEEKLY READER CORPORATION

                                   By:
                                       -----------------------------------------
                                            Name:
                                            Title:

                                   JLC LEARNING CORPORATION

                                   By:
                                       -----------------------------------------
                                            Name:
                                            Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

BANKERS TRUST COMPANY
  as Trustee

By:
    ------------------------------
        Authorized Signatory

--------------------------------------------------------------------------------

                                 [Back of Note]
                   12 3/4% Senior Subordinated Notes due 2009

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. WRC Media Inc, a Delaware corporation (the "Company"), Weekly Reader Corporation, a Delaware corporation, and JLC Learning Corporation, a Delaware corporation (collectively, the "Issuers"), promise to pay interest on the principal amount of this Note at 12 3/4% per annum from November 17, 1999 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be May 15, 2000. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

         2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

         4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of November 17, 1999 ("Indenture") among the Issuers, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuers limited to $250.0 million in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof.

         5.       OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to November 15, 2004. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:


Year                                                                                 Percentage
----                                                                                 ----------
2004................................................................................ 106.375%
2005................................................................................ 104.250%
2006................................................................................ 102.125%
2007 and thereafter................................................................. 100.000%


         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to November 15, 2002, the Issuers may on one or more occasions redeem Notes with the net proceeds of one or more Equity Offerings at a redemption price equal to 112.75% of the aggregate principal amount thereof; PROVIDED that at least 65% in aggregate principal amount of the Notes (calculated giving effect to the issuance of Additional Notes) issued under the Indenture remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Equity Offering.

         6.       MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

         7.       REPURCHASE AT OPTION HOLDER.

         (a) If there is a Change of Control, the Issuers shall be required (unless the Issuers have given notice of redemption of the Notes pursuant to Section 3.07 of the Indenture) to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issues shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10 million, the Issuers shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or Note Guarantors' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Note Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Subsidiaries for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class; to comply with Section 4.07, 4.09, 4.10 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries which default is caused by a failure to pay any such Indebtedness at its stated, final maturity (giving effect to any grace periods) or results in the acceleration of such Indebtedness prior to its stated, final maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Note Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Note Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. PROVIDED, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of: (1) an acceleration of any such Indebtedness under the Credit Agreement; or (2) five Business Days after receipt by the Issuers and the administrative agent under the Credit Agreement of written notice of that acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the

Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest of Liquidated Damages) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, or Liquidated Damages or premium, if any, on the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within five Business Days of becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or any Note Guarantor, and may otherwise deal with the Issuers or the Note Guarantors, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Issuer or any Note Guarantor, as such, shall not have any liability for any obligations of the Issuers under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of November 17, 1999, between the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

WRC Media Inc.
Weekly Reader Corporation
JLC Learning Corporation
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attention:  Chief Executive Officer

                                 Assignment Form

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:
       --------------------
                                   Your Signature:
                                                  ------------------------------
                                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
                       ----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

            / /  Section 4.10                 / /  Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                        $
                                         ---------------

Date:
       --------------------
                                   Your Signature:
                                                  ------------------------------
                                   (Sign exactly as your name appears on the
                                   face of this Note)
                                   Tax Identification No.:
                                                          ----------------------
Signature Guarantee*:
                       ----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                              PRINCIPAL AMOUNT
                          AMOUNT OF DECREASE IN    AMOUNT OF INCREASE IN    OF THIS GLOBAL NOTE         SIGNATURE OF
                            PRINCIPAL AMOUNT         PRINCIPAL AMOUNT          FOLLOWING SUCH       AUTHORIZED OFFICER OF
                                   OF                 AT MATURITY OF              DECREASE             TRUSTEE OR NOTE
    DATE OF EXCHANGE        THIS GLOBAL NOTE         THIS GLOBAL NOTE          (OR INCREASE)              CUSTODIAN
    ----------------        ----------------         ----------------          -------------              ---------




*        THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL
FORM.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

WRC Media Inc.
Weekly Reader Corporation
JLC Learning Corporation
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020

Bankers Trust Company
Four Albany Street, 4th Floor
New York, New York 10006
Attention: Corporate Trust and Agency Services

         Re:  12 3/4% Senior Subordinated Notes due 2009

         Reference is hereby made to the Indenture, dated as of November 17, 1999 (the "INDENTURE"), among WRC Media Inc., Weekly Reader Corporation and JLC Learning Corporation, as issuers (the "ISSUERS"), the Note Guarantors and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A, RULE 903 OR RULE 904. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) / / such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2)

                  , an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         3. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                   ---------------------------------------------
                                              [Insert Name of Transferor]

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

         Dated:
                ----------------

Signature Guarantee*:
                     ------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a)  / /   a beneficial interest in the:

                           (i)    / /   144A Global Note (CUSIP _________), or

                           (ii)   / /   IAI Global Note (CUSIP _________); or

                  (b)  / /   a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a)  / /   a beneficial interest in the:

                           (i)   / /   144A Global Note (CUSIP _________), or

                           (ii)  / /   IAI Global Note (CUSIP _________); or

                           (iii) / /   Unrestricted Global Note
                  (CUSIP _________); or

                  (b)  / /   a Restricted Definitive Note; or

                  (c)  / /   an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

WRC Media Inc.
Weekly Reader Corporation
JLC Learning Corporation
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020

Bankers Trust Company
Four Albany Street, 4th Floor
New York, New York 10006
Attention: Corporate Trust and Agency Services

         Re:  12 3/4% Senior Subordinated Notes due 2009

                                                (CUSIP ___________)

         Reference is hereby made to the Indenture, dated as of November 17, 1999 (the "INDENTURE"), among WRC Media Inc., Weekly Reader Corporation and JLC Learning Corporation, as issuers (the "ISSUERS"), the Note Guarantors and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                   ---------------------------------------------
                                              [Insert Name of Transferor]

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

         Dated:
                ----------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

WRC Media Inc.
Weekly Reader Corporation
JLC Learning Corporation
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020

Bankers Trust Company
Four Albany Street, 4th Floor
New York, New York 10006
Attention: Corporate Trust and Agency Services

         Re:  12 3/4% Senior Subordinated Notes due 2009

         Reference is hereby made to the Indenture, dated as of November 17, 1999 (the "INDENTURE"), among WRC Media Inc., Weekly Reader Corporation and JLC Learning Corporation, as issuers (the "ISSUERS"), the Note Guarantors and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a)  / /   a beneficial interest in a Global Note, or

         (b)  / /   a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144(k) under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   ---------------------------------------------
                                        [Insert Name of Accredited Investor]

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

Dated:
       ---------------------------

                                                                      EXHIBIT  E

                       FORM OF NOTATION OF NOTE GUARANTEE

         For value received, each Note Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of November 17, 1999 (the "INDENTURE") among WRC Media Inc., Weekly Reader Corporation, JLC Learning Corporation (the "ISSUERS"), the Note Guarantors and Bankers Trust Company, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium or Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Note Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                   [Name of Note Guarantor(s)]

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                  TO BE DELIVERED BY SUBSEQUENT NOTE GUARANTORS

         Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of ________________, among __________________ (the "GUARANTEEING SUBSIDIARY"), a subsidiary of WRC Media Inc., a Delaware corporation (or its permitted successor) (the "COMPANY"); the Company, Weekly Reader Corporation and JLC Learning Corporation (the "ISSUERS"); the other Note Guarantors (as defined in the Indenture referred to herein); and Bankers Trust Company, as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of November 17, 1999 providing for the issuance of an aggregate principal amount of up to $250,000,000 of 12 3/4% Senior Subordinated Notes due 2009 (the "NOTES");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "NOTE GUARANTEE"); and

         WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Note Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Issuers hereunder or thereunder, that:

                           (i) the principal of and interest on the Notes will
                  be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or
                  renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Note Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.

                  (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Note Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Note Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or the Note Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Note Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
         (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantors for the purpose of this Note Guarantee.

                  (h) The Note Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

                  (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Note Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

         3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         4.       Guaranteeing Subsidiary May Consolidate, Etc. on Certain
Terms.

                  (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Note Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Note Guarantor unless:

                           (i) subject to Sections 11.05 and 11.06 of the
                  Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Note Guarantor or an Issuer) unconditionally assumes all the obligations of such Note Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                           (ii) immediately after giving effect to such
                  transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the

         Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Note Guarantor, such successor corporation shall succeed to and be substituted for the Note Guarantor with the same effect as if it had been named herein as a Note Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                  (c)      Except as set forth in Articles 4 and 5 and Section
         11.06 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Note Guarantor with or into any of the Issuers or another Note Guarantor, or shall prevent any sale or conveyance of the property of a Note Guarantor as an entirety or substantially as an entirety to the Issuers or another Note Guarantor.

         5.       Releases.

                  (a) In the event of a sale or other disposition of all of the assets of any Note Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Note Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuers, then such Note Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Note Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Note Guarantor) will be released and relieved of any obligations under its Note Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Issuers to the Trustee of an Officers' Certificate from each Issuer and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Note Guarantor from its obligations under its Note Guarantee.

                  (b) Any Note Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Note Guarantor under the Indenture as provided in Article 11 of the Indenture.

         6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:  _______________, ____

                                   [GUARANTEEING SUBSIDIARY]

                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   WRC MEDIA INC.
                                   WEEKLY READER CORPORATION
                                   JLC LEARNING CORPORATION

                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   [EXISTING NOTE GUARANTORS]

                                   By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   BANKERS TRUST COMPANY,
                                     as Trustee

                                   By:
                                         ---------------------------------------
                                         Authorized Signatory

                                   SCHEDULE I

                           SCHEDULE OF NOTE GUARANTORS

         The following schedule lists each Note Guarantor under the Indenture as of the Issue Date:

         PRIMEDIA Reference Inc.

         Funk & Wagnalls Yearbook Corporation

         Lifetime Learning Systems, Inc.

         Gareth Stevens, Inc.

         American Guidance Service, Inc.

         AGS International Sales, Inc.

                                       F-1